                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               ALFA CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                                     LOGO
                       OF ALFA CORPORATION APPEARS HERE

                               ALFA CORPORATION
                                P. O. BOX 11000
                        MONTGOMERY, ALABAMA 36191-0001

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF ALFA CORPORATION:

  Notice is hereby given that the Annual Meeting of the stockholders of Alfa Corporation will be held at the Executive Offices of the Company, 2108 East South Boulevard, Montgomery, Alabama, on April 16, 1998, at 10:00 a.m., for the purpose of considering and acting upon the following:

(1) To elect a Board of Directors to serve until the next annual meeting of stockholders.

(2) To receive the report of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 5, 1998, has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

  The Company's Proxy Statement is submitted herewith, together with the Annual Report for the Year ended December 31, 1997.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          /s/ H. Al Scott

                                          H. Al Scott
                                          Secretary

DATED: March 16, 1998

                            YOUR VOTE IS IMPORTANT

  YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                               ALFA CORPORATION
                                P. O. Box 11000
                        Montgomery, Alabama 36191-0001
                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 16, 1998

  This proxy statement is furnished to the stockholders of Alfa Corporation (the "Company") in connection with the solicitation of proxies on behalf of management of the Company for use only at the annual meeting of stockholders to be held on April 16, 1998, and any and all adjournments thereof.

  If the enclosed proxy form is properly executed and received by the Company prior to the vote taken at such meeting, shares represented thereby will be voted in the manner thereon, and in the absence of specification will be voted FOR the election of all management nominees for directors. If any of the management nominees should become unavailable to serve at the time of the meeting, the shares represented by the proxies not withholding authority will be voted for the remaining management nominees and for any substitute nominee (or nominees, as the case may be) designated by the Board of Directors or in the absence of such designation by the Board of Directors in accordance with the judgment of the persons holding such proxies. Management has no reason to believe that any management nominee will be unable or unwilling to serve as director if elected. The Company will bear the cost arising in connection with this solicitation. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             REVOCABILITY OF PROXY

  The stockholder giving the enclosed proxy for voting the shares thereby represented has the power to revoke it at any time before it is exercised. The proxy may be revoked by executing a subsequently dated proxy, or by other written notice delivered to the Secretary of the Company, or by attendance at the stockholders meeting and giving notice to the Secretary or inspector appointed for the meeting of his intention to revoke the proxy. The executive offices of the Company are located at 2108 East South Boulevard, P. O. Box 11000, Montgomery, Alabama 36191-0001.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  All of the outstanding capital stock of the Company is $1.00 par value common stock. Each share is entitled to one vote. At the close of business on March 5, 1998, there were 40,789,712/1/ shares of stock outstanding and entitled to vote. Stockholders entitled to vote in person or by proxy are stockholders of record at the close of business on March 5, 1998.

  The following table contains information concerning anyone known by the Company to be beneficial owner of more than 5% of the Company's outstanding common shares as of March 1, 1998.

                                                            NUMBER OF
NAME AND ADDRESS                                           SHARES OWNED PERCENT
----------------                                           ------------ -------
Alfa Mutual Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................  16,201,538   39.7
Alfa Mutual Fire Ins. Co.
 P. O. Box 11000
 Montgomery, AL 36191.....................................   4,515,286   11.1

                             ELECTION OF DIRECTORS

  The By-laws call for the election of directors annually. Accordingly, all of the directors of the Company will stand for election.

  All nominees of management for election as directors currently serve as directors of the Company.

  Vote Required: The affirmative vote of the holders of a majority of the Common Stock represented by proxy or in person at the meeting at which a quorum is present shall be required for the election of directors. Proxies solicited by Management will be voted FOR the election of management nominees for directors, unless specified to the contrary in such proxies.

  Your Board of Directors recommends that you vote FOR the election of management nominees for directors.

  The following table sets forth as of March 1, 1998 information concerning each of the nominees' present offices and positions held with the Company, his principal occupation or employment during the last five years, the date he first became a director, directorships in other publicly held companies, and the approximate number of shares beneficially owned by each of them. The information presented below as to principal occupations and shares of stock beneficially owned is as of March 1, 1998 and is based in part on information received from the respective nominees and in part from the records of the Company. The current term of each of the directors expires at the annual meeting when their successors are elected.

--------
/1/There are an additional 8,000 shares outstanding issued to Alfa Life Insurance Corporation (ALIC), a subsidiary of the Company, upon organization of the Company, which are not entitled to be voted or counted for quorum purposes as long as they are owned by ALIC.

                                                                                   STOCK BENEFICIALLY OWNED
                                                                                      SINCE MARCH 1, 1997
                                                                                -------------------------------
                                    POSITIONS WITH COMPANY,            DIRECTOR
        NOMINEE          AGE        BUSINESS & DIRECTORSHIP             SINCE   DIRECTLY  INDIRECTLY/1/ PERCENT
        -------          --- --------------------------------------    -------- --------- ------------- -------
Goodwin L.               72     Chairman of the Board & President,       1983     229,090  20,735,974    51.40
 Myrick/2/,/3/..........         President of Alabama Farmers
                                 Federation and farmer; a control
                                 person. Director: Compass Bank of the
                                 South.
Jerry A. Newby/3/,/4/... 50     Farmer.                                  1993      11,435       6,361      .04
James Earl               74     Farmer, Director: Compass Bank of        1983      10,096      11,500      .05
 Mobley/3/,/4/,/5/......         Dothan, Alabama; and First Federal
                                 Savings & Loan Association of Russell
                                 County, Alabama.
John W.                  59                                              1992      33,735         100      .08
 Morris/3/,/4/,/5/......        Farmer.
James A. Tolar,          63     Farmer, Director: Compass Bank of        1983         400                  .00
 Jr./3/,/4/.............         Uniontown, Alabama.
Milborn N.               63     Farmer, Chairman of the Board Horizon    1983     147,910                  .36
 Chesser/3/,/4/.........         Bank.
Young J. Boozer/3/,/4/.. 85     Retired Alfa Life Ins. Corp. Director:   1983     139,852      80,284      .54
                                 Colonial Banc Group; and Colonial
                                 Bank N.A., of Birmingham, Alabama.
B. Phil Richardson/5/... 72     Retired Ex. V. P. of Operations Alfa     1983     127,176     116,752      .60
                                 Insurance Group.
Boyd E. Christenberry... 68     Retired Executive Vice President of      1983     231,011      60,462      .71
                                 Marketing Alfa Insurance Group,
                                 Director: Colonial Bank, Montgomery
                                 Region.
John R. Thomas/3/,/4/... 55     Chairman, President & Chief Executive    1989       5,805                  .01
                                 Officer of Aliant National Corp. of
                                 Alexander City, Alabama. Director:
                                 Aliant National Corp., Russell
                                 Corporation, Aliant Bank
James I. Harrison, Jr... 65     Chairman and CEO, Carport, Inc.,         1995       3,114                  .01
                                 Director: AmSouth Bancorporation.
Ken Wallis.............. 56     Vice President and Treasurer, Ex. Vice   1997      37,829       2,320      .10
                                 President, Operations and Assistant
                                 to the President of Alfa Insurance
                                 Group.
C. Lee Ellis/6/......... 46     Executive Vice President, Investments,             89,336       1,860      .22
                                 Director: First Liberty Financial
                                 Corporation.
Alvin H. Dees/6/........ 50     Executive Vice President, Marketing.               45,196       2,160      .12
J. Donald Price/6/...... 46     Senior Vice President, and CFO.                    30,800       1,600      .08
                                Directors and Officers as a Group               1,142,785  21,019,373
                                 (23 persons)

                                                   (Footnotes on following page)

--------
1. Indirect beneficial ownership includes shares, if any, (a) owned as Trustees in which the Director or officer or any member of his/her immediate family has a beneficial interest, or (b) held in trust in which the Director or officer has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the Director or officer living in his home, or (d) owned by a corporation, partnership or other legal organization in which the Director or officer has a substantial beneficial interest, or (e) held in a 401(K) Plan Account maintained by Alfa Mutual Insurance Company to which shares the Officer has no right to vote or to direct when and under what price, terms, or conditions said shares are purchased in said account.
2. Includes 16,201,538 shares owned by Alfa Mutual Insurance Company and 4,515,286 shares owned by Alfa Mutual Fire Insurance Company of which he is Chairman of the Board and President and has voting and investment authority.
3.  Member, Executive Committee.
4.  Member, Compensation Committee.
5.  Member, Audit Committee.
6. Executive Officer of the Company but not a director and not a nominee for director.

  Directors who are not salaried employees of the Company or its subsidiaries receive a monthly retainer of $1,550. They also receive a fee of $800 per day, plus reasonable expenses for attending a board meeting or committee meeting. Salaried employees do not receive any fees but are reimbursed all reasonable expenses incurred in attending meetings. When the director is also a director of an associated company that meets contemporaneously with the board or committee of the Company, such fees and expenses may be shared. The full Board of Directors met 11 times during 1997.

  The Executive Committee consists of Directors Myrick, Newby, Mobley, Morris, Tolar, Chesser, Boozer and Thomas. The Executive Committee confers informally with the President of the Company on a regular basis concerning important business issues. The Executive Committee met seven times during 1997.

  The Audit Committee which consists of Directors Mobley, Richardson and Morris met four times in 1997.

  The responsibility of the Audit Committee is to monitor, oversee and approve the activities of the external and internal audit functions, to make appropriate reviews of all related party transactions of the Company, to review potential conflicts of interest situations where appropriate and to perform other oversight functions as requested by the Board of Directors. The Audit Committee is directed to meet quarter-annually and to render reports of its meetings and any actions or recommendations to the Board of Directors.

  The Compensation Committee consists of Directors Newby, Mobley, Morris, Tolar, Chesser, Boozer and Thomas. The duty of the Compensation Committee is to review compensation reimbursed by the Company to Alfa Mutual Insurance Company under the Management and Operating Agreement and to provide such reports as are necessary to comply with the Securities and Exchange Commission Rules regarding executive compensation. The Compensation Committee met once in 1997.

  During 1997 all directors except directors Harrison and Thomas attended at least 75% of the meetings of the Board and all members of the Executive, Compensation and Audit Committees attended at least 75% of the meetings of these respective committees.

                            EXECUTIVE COMPENSATION

  The Company's executive officers are employees of Alfa Mutual Insurance Company (AMIC) and the Company pays no compensation directly to them. The Company is a party to a Management and Operating Agreement with AMIC under which it reimburses AMIC for allocated compensation costs incurred by AMIC in furnishing management and operational services to the Company.

  The following table shows the compensation reimbursed to AMIC for the Company's Chief Executive Officer and the four remaining most highly compensated executive officers for the three fiscal years ended December 31, 1997, 1996 and 1995.

                         EXECUTIVE COMPENSATION TABLE
                             1997 PROXY STATEMENT

                                                    OTHER/1/    LONG TERM      ALL/2/
                                  BASE               ANNUAL    COMPENSATION    OTHER
 YEAR NAME - POSITION            SALARY   BONUS   COMPENSATION    OPTION    COMPENSATION
 ---- ---------------            ------   -----   ------------ ------------ ------------
 1997 Goodwin L. Myrick.......  $253,500 $274,030   $     0       30,000        $550
 1996 CEO and President         $240,004 $255,277   $     0       30,000        $550
 1995                           $222,899 $238,736   $52,331       30,000        $550
 1997 Ken Wallis..............  $146,911 $182,455   $     0       12,000        $738
 1996 EVP -- Operations         $124,902 $ 62,829   $     0        5,000        $738
 1995                           $114,652 $ 57,711   $     0        5,000        $738
 1997 C. Lee Ellis............  $161,651 $ 83,852   $     0        7,000        $738
 1996 EVP -- Investments        $154,209 $ 80,627   $     0        7,000        $738
 1995                           $140,946 $ 76,723   $     0        7,000        $738
 1997 Alvin H. Dees...........  $142,854 $ 71,352   $     0        5,000        $738
 1996 EVP -- Marketing          $131,524 $ 65,762   $     0        5,000        $738
 1995                           $121,221 $ 60,610   $     0        5,000        $738
 1997 Donald Price............  $129,332 $ 51,673   $     0        2,500        $738
 1996 SVP -- Finance and CFO    $124,214 $ 49,685   $     0        2,500        $738
 1995                           $120,891 $ 48,356   $     0        2,500        $738

--------
/1/Perquisites, tax gross ups and other in excess of $50,000 or 10% of salary and bonus. This figure includes $31,619 reimbursed to AMIC for a residence which is provided to Mr. Myrick by AMIC.

/2/Includes amounts reimbursed to AMIC as its share of the cost of AMIC's matching contribution to a 401(K) Plan maintained by AMIC. The maximum matching contribution out of the 401(K) Plan maintained by AMIC for 1997 was 100% of each employee's contribution to the Plan up to a maximum of $1,000.

  The Company's executive officers are participants as employees of AMIC in a defined benefit plan maintained by AMIC. AMIC's retirement plan provides monthly benefits payable upon normal retirement at age 65 equal to the sum of 2% of the employee's average monthly earnings for the five highest consecutive complete calendar years of earnings during his last ten years of employment (all calendar years if less than five) multiplied by the number of years of credited service (up to a maximum of 35 years in 1997). Under AMIC's retirement plan there is no deduction for social security. With respect to the executives named in the Summary Compensation Table, their years of credited service for retirement purposes are: Goodwin L. Myrick 18 years, Ken Wallis 9 years, C. Lee Ellis 21 years, Alvin H. Dees 12 years and Donald Price 14 years.

  AMIC also provides a Non-Qualified Retirement Plan to supplement benefits payable from the defined benefit plan for selected key employees of AMIC whose benefits under the defined benefit plan are deemed to be inadequate to provide sufficiently for their retirement at normal retirement date due to brevity of service. Mr. Myrick and Mr. Wallis currently are participants in this plan.

  AMIC maintains a Supplementary Retirement Plan to provide supplementary benefits to each employee equal to the reduction of their defined benefit plan benefits because of limitations provided by Section 401(a)(17) of the Internal Revenue Code.

  The following table shows the maximum estimated annual retirement benefit payable from the Defined Benefit Plan and the Supplemental Executive Retirement Plan at normal retirement age to employees on the higher salary classifications:

                                     YEARS OF SERVICE
                  -----------------------------------------------------------------------
REMUNERATION        15              20              25              30              35
------------      -------         -------         -------         -------         -------
 150,000           45,000          60,000          75,000          90,000         105,000
 200,000           60,000          80,000         100,000         120,000         140,000
 250,000           75,000         100,000         125,000         150,000         175,000
 300,000           90,000         120,000         150,000         180,000         210,000
 350,000          105,000         140,000         175,000         210,000         245,000
 400,000          120,000         160,000         200,000         240,000         280,000
 450,000          135,000         180,000         225,000         270,000         315,000
 500,000          150,000         200,000         250,000         300,000         350,000
 550,000          165,000         220,000         275,000         330,000         385,000

  The following table lists all grants of options in 1997 under the 1993 Stock Incentive Plan for the officers listed in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED ANNUAL
                                                                        RATES OF STOCK PRICE
                            INDIVIDUAL GRANTS                               APPRECIATION
                         -----------------------                      ------------------------
                         NUMBER OF   % OF TOTAL
                         SECURITIES   OPTIONS
                         UNDERLYING  GRANTED TO  EXERCISE
                          OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION
          NAME            GRANTED   FISCAL YEAR  ($/SHARE)    DATE    0% ($)  5% ($)  10% ($)
          ----           ---------- ------------ --------- ---------- ------  ------  --------
Goodwin L. Myrick.......   30,000     40.000%     $12.00    2/18/07     $0   $226,402 $573,747
Ken Wallis..............   12,000     16.000%     $12.00    2/18/07     $0    $90,561 $229,499
C. Lee Ellis............    7,000      9.333%     $12.00    2/18/07     $0    $52,827 $133,874
Alvin H. Dees...........    5,000      6.667%     $12.00    2/18/07     $0    $37,734  $95,625
Donald Price............    2,500      3.333%     $12.00    2/18/07     $0    $18,867  $47,812

  The above option grants were made on February 17, 1997 with the exercise price being based on the bid price for said stock on the date of the grant. The grants to Mr. Myrick were made as non-qualified options under the plan. The options to the other executive officers were made as qualified incentive stock options under the plan.

  The following table lists the aggregated fiscal year-end option values as of December 31, 1997.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF
                                                SECURITIES        VALUE OF
                                                UNDERLYING       UNEXERCISED
                                               UNEXERCISED      IN-THE-MONEY
                             SHARES             OPTIONS AT       OPTIONS AT
                            ACQUIRED              FISCAL           FISCAL
                               ON     VALUE    YEAR-END (#)     YEAR-END ($)
                            EXERCISE REALIZED  EXERCISABLE/     EXERCISABLE/
           NAME               (#)      ($)    UNEXERCISABLE     UNEXERCISABLE
           ----             -------- -------- -------------- -------------------
Goodwin L. Myrick..........     0       $0    140,000/60,000 $1,106,716/$315,000
Ken Wallis.................     0       $0     17,999/17,001 $   133,166/$89,225
C. Lee Ellis...............     0       $0     33,999/14,001 $   271,049/$73,506
Alvin H. Dees..............     0       $0     19,999/10,001 $   152,397/$52,505
Donald Price...............     0       $0      12,999/5,001 $   105,041/$26,256


  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

               REPORT OF THE COMMITTEE ON EXECUTIVE COMPENSATION

  The following report was prepared by the Compensation Committee of the Board of Directors which reviewed all items of executive compensation as shown in this Proxy Statement. The Committee is of the opinion that the Company must provide a salary and benefits package which would provide adequate incentives for employees of the Company to perform at the highest level.

  The Committee noted that the Company has no direct employees and pays no compensation directly to any of the executive officers of the Company. Alfa Mutual Insurance Company (AMIC) is the statutory employer of all persons providing services to the Company. AMIC owns approximately 40% of the outstanding common stock of the Company. The Company and AMIC are parties to a Management and Operating Agreement whereby AMIC provides management and operational services to the Company including the use of employees. The Company reimburses AMIC for the allocated costs and expenses of those services, including compensation costs as well as other operational expenses. AMIC conducts allocation studies of the usage of facilities and personnel to determine the amount of costs and expenses to be charged to the Company. The Company and AMIC are also parties to a Pooling Agreement.

  AMIC uses the services of Hay Associates Compensation and Management Consultants to assist it in establishing compensation guidelines and amounts. Compensation ranges are established based on comparisons to a peer group of approximately 67 companies of comparable size engaged in the insurance and financial services business. AMIC generally attempts to establish compensation at the average of the other companies to which it compares.

  Salary ranges are established for each job and compensation is based on these ranges. All employees including executive officers of the Company are evaluated annually. Increases in compensation are based on these evaluations.

  The Chief Executive Officer is evaluated by the Board of Directors each year. The Chief Executive Officer is evaluated on the overall performance of the Company and all of its subsidiaries. The Board evaluates the Chief Executive Officer on a broad range of factors relative to the Company's financial strength and performance. This includes comparing the Company's performance to other companies engaged in insurance and financial services. All of these factors are given relatively equal weight by the Board in evaluating the Chief Executive Officer's compensation.

  In 1997, the Company's earnings reached record levels. The Company ended the year with a strong underwriting profit. All of the Company's subsidiaries were profitable during the year. In 1997 the Company's storm frequency and storm severity decreased substantially from the previous two years. During 1997 the Company made a major effort toward controlling expenses and loss ratios. The Company continued to compare favorably to its peer group of other insurance and financial institutions.

  The Committee finds that the Chief Executive Officer and other executive officers of the Company met the appropriate goals within their job descriptions and each received an appropriate evaluation. The Committee noted the Company's strong record of sound financial performance under the leadership of the Chief Executive Officer and current executive officers of the Company.

  Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to an individual officer over $1 million dollars. None of the executive officers of the company were compensated in excess of $1 million dollars and thus the provisions of 162(m) are inapplicable.

  Bonuses paid to the Chief Executive Officer and other officers of the Company are based on a written bonus plan which has been in effect for AMIC since 1988. The Chief Executive Officer's bonus is based solely on Company success compared to its peer group. The bonuses of the other officers of the Company are based one-half upon Company success when compared to its peer group and one-half upon individual accomplishment within approved evaluation standards for that particular job. If these goals are met, the bonus percentages are set within the plan. The bonus plan has two evaluation criteria in order for the Chief Executive Officer and other executive officers to earn their full bonus percentage. First, AMIC's combined ratio is compared to the combined ratio of companies writing similar insurance products across the United States. Second, the Company's return on equity is compared to a broader group of publicly traded insurance companies. AMIC and the Company's performance must be in the top 25% of these two groups of companies or in the top 25% of one group and top 33% of the other. These criteria were met in 1997, thus the Chief Executive Officer and executive officers earned and were paid their full bonus percentage for the year.

  On February 18, 1997 the Compensation Committee recommended and the Board of Directors approved additional awards under the 1993 Stock Incentive Plan. Options were awarded to purchase 75,000 shares of its common stock at a purchase price of $12.00 per share (100% of the market value on the date of the grant) to thirteen (13) officers of the Company. The purpose of the Stock Option Plan is to promote the interests of the Company and its' shareholders by encouraging stock ownership among key officers and employees, which in turn provides for them additional incentive, personal interest, and an increased desire to work toward the growth, development and financial success of the Company. The Committee felt that it was appropriate to make additional awards to the officers of the Company based on the Company's financial performance and to provide incentive to the officers to assure that the Company performs in the future at the highest possible levels. In determining the number of grants to be made, the Committee and the Board took into account the number of prior grants made. The Compensation Committee and the Board deem it to be sound corporate policy to reward executive management by the grant of options. This allows them to participate in the long term growth in share value thus giving them an increased incentive to perform at the highest levels.

  The Committee specifically finds that the compensation of the Chief Executive Officer and other executive officers is appropriate and reasonable based on the size of the Company and its financial performance. The Committee finds that the Company's cost of compensation compares favorably to other companies within the insurance and financial services industry.

  Signed this 23rd day of February, 1998.

                                       Jerry A. Newby
                                       James E. Mobley
                                       John W. Morris
                                       James A. Tolar, Jr.
                                       Milborn N. Chesser
                                       Young J. Boozer
                                       John R. Thomas

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND COMPENSATION DECISIONS. Mr. Boozer who is a member of the Compensation Committee is retired as Senior Vice President of Alfa Life Insurance Corporation, one of the Company's subsidiaries. The Company is unaware of any other Compensation Committee Interlocks between the members of the Compensation Committee and the executive officers of the Company.

                         [GRAPH APPEARS HERE]


              COMPARISON OF FIVE YEAR CUMULATIVE RETURNS AMONG
                      ALFA, NASDAQ INDEX AND INSUR INDEX


Measurement period      Measurement PT -
(Fiscal Year Covered)     1992               FYE  1993      FYE  1994      FYE 1995      FYE   1996     FYE   1997
---------------------   ----------------     -----------    -----------    -----------   ------------   ------------
ALFA A DATA             $100                 $ 98.618        $ 96.533        $151.947     $118.246        $166.237
NASDAQ INDEX  B DATA    $100                 $114.796        $112.214        $158.699     $195.192        $239.527
INSUR INDEX  C DATA     $100                 $106.956        $100.679        $143.014     $163.034        $239.181


ASSUMES $100 INVESTED ON JANUARY 1, 1992 IN ALFA CORPORATION COMMON STOCK, THE NASDAQ STOCK MARKET (US) INDEX & NASDAQ INSURANCE STOCKS INDEX
*  TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

              STOCK OWNERSHIP REPORTING BY DIRECTORS AND OFFICERS

  Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Ownership), 4 (Monthly Reports) and 5 (Annual Reports). Based solely upon a review of copies of such reports and representations made by directors and officers of the company, the Company believes that during the prior two fiscal years beginning January 1, 1997 and January 1, 1996, its officers and directors complied with all Section 16(a) filing requirements. The Company has procedures in place to monitor Section 16(a) compliance and also sends out regular reminders to directors and officers about their reporting obligations under Section 16(a).

                            STOCKHOLDERS PROPOSALS

  Stockholders are hereby notified that any proposals which they wish to have included in the proxy and proxy statement for the annual meeting of the stockholders of the Company in 1999 must be received in writing at its offices in Montgomery, Alabama, no later than December 10, 1998. To insure prompt receipt by the Company, all such proposals should be sent by certified mail, return receipt requested, addressed to Secretary, Alfa Corporation, P. O. Box 11000, Montgomery, Alabama 36191-0001. Proposals must comply with the Securities and Exchange Commission proxy rules relating to stockholders' proposals to be included in the proxy materials.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's principal auditors for the fiscal year just completed were KPMG Peat Marwick LLP. The Board of Directors normally selects auditors at the first regular board meeting following the annual meeting of the stockholders. A representative of KPMG Peat Marwick is expected to be present at the stockholders meeting with the opportunity to make a statement, and also to respond to appropriate questions.

                             OTHER PROPOSED ACTION

  Management is not aware of any other matters to be brought before the meeting. If other proper business or questions are presented at the meeting, the persons holding the proxies will vote in accordance with their judgment on such business or questions.

  STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

  The date of this proxy statement is March 16, 1998.

                    [LOGO OF ALFA CORPORATION APPEARS HERE]

                                ALFA CORPORATION
                                P. O. Box 11000
                         Montgomery, Alabama 36191-0001

 LOGO                      PROXY
                                     THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                    MANAGEMENT

                                   The undersigned hereby appoints Goodwin L.
                                   Myrick, Young J. Boozer and Ken Wallis, or any one of them, each with the power to appoint his substitute, as proxies of the undersigned to represent and to vote, as designated below, all the shares of stock which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of Alfa Corporation to be held April 16, 1998 and any adjournment thereof.

1. ELECTION OF DIRECTORS
                  ( ) FOR ALL NOMINEES BELOW     (EXCEPT AS MARKED TO THE
                  CONTRARY BELOW)
                                              ( ) WITHHOLD AUTHORITY     TO
                                              VOTE FOR ALL NOMINEES LISTED
                                              BELOW

GOODWIN L. MYRICK, JERRY A. NEWBY, JAMES EARL MOBLEY, JOHN W. MORRIS, JAMES A.
 TOLAR, JR., MILBORN N. CHESSER, YOUNG J. BOOZER, B. PHIL RICHARDSON, BOYD E.
     CHRISTENBERRY, JOHN R. THOMAS, JAMES I. HARRISON, JR., AND KEN WALLIS

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)
     ---------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all above listed nominees for directors.

(PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS
                                                ATTORNEY, AS EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL
                                                TITLE AS SUCH. IF A
                                                CORPORATION, PLEASE SIGN IN
                                                FULL CORPORATE NAME BY
                                                PRESIDENT OR OTHER AUTHORIZED
                                                OFFICER. IF A PARTNERSHIP,
                                                PLEASE SIGN IN PARTNERSHIP
                                                NAME BY AUTHORIZED PERSON.)

                                         --------------------------------------
                                         SIGNATURE

                                         --------------------------------------
DATED: ________________, 1998            SIGNATURE IF HELD JOINTLY